Exhibit 8.1

Icon Energy Corp.
c/o Pavimar Shipping Co.
17th km National Road
Athens-Lamia & Foinikos Str.
14564, Nea Kifissia
Athens, Greece

May 14, 2024

Re: Icon Energy Corp.

Ladies and Gentlemen:

We have acted as counsel to Icon Energy Corp., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form F-1 (File No.                          ) (the “Registration Statement”) as filed publicly with the U.S. Securities and Exchange Commission (the “Commission”) on May 14, 2024, as thereafter amended or supplemented, under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with respect to the initial public offering of the Company’s common shares, par value $0.001 per share (the “Shares”).

In formulating our opinion, we have examined (i) the Registration Statement; (ii) the prospectus of the Company (as amended or supplemented) included in the Registration Statement; and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

In such examination, we have assumed (i) the legal capacity of each natural person, (ii) the genuineness of all signatures (including electronic signatures) and the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (iv) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (v) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of public officials, directors and officers of the Company and others, in each case as we have deemed relevant and appropriate.  We have not independently verified the facts so relied on.

We have reviewed the discussion set forth in the Registration Statement under the caption “Tax Considerations—United States Federal Income Tax Consequences—United States Federal Income Taxation of U.S. Holders.”  Based on the representations, covenants, assumptions, conditions and qualifications described in such section, and taking into account the fact that the discussions set forth in such section do not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Shares, and subject to the qualifications, limitations and assumptions set forth herein, we confirm that the discussions set forth in such section, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, constitute our opinion with respect to the material U.S. federal income tax consequences of the ownership and disposition of the Shares, as of the date of the Registration Statement, and accurately state our views as to the tax matters discussed therein (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion). We express no opinion as to any U.S. federal income tax consequences other than the opinion set forth above. Except as set forth in the paragraph below concerning Marshall Islands tax considerations, we express no opinion with respect to tax consequences under any state, local, or non-U.S. tax law.

We have reviewed the discussion set forth in the Registration Statement under the caption “Tax Considerations—Marshall Islands Tax Consequences.”  Based on the facts as set forth in the Registration Statement, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we confirm that the statements in such discussion, to the extent they constitute legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of the Registration Statement (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).

Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents and case law, and the law of the Republic of the Marshall Islands as in effect on the date hereof, any of which may be changed at any time with retroactive effect. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the discussion of this opinion in the Registration Statement and related prospectus, to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters”, “Tax Considerations—United States Federal Income Tax Consequences—United States Federal Income Taxation of U.S. Holders” and “Tax Considerations—Marshall Islands Tax Consequences” in the Registration Statement and related prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP